                                                                     Ex-99.17(i)

Semiannual Report

                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE
PARTNERS SMALL CAP GROWTH FUND

SEMIANNUAL REPORT FOR
THE PERIOD ENDED
SEPTEMBER 30, 2009


RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND SEEKS TO
PROVIDE SHAREHOLDERS WITH LONG-TERM CAPITAL GROWTH.

                                                    (SINGLE STRATEGY FUNDS ICON)

LETTER TO SHAREHOLDERS  --------------------------------------------------------

                           (PHOTO - BANNIGAN - LEWIS)
                           Patrick T. Bannigan (left)
                          Stephen R. Lewis, Jr. (right)


Dear Fellow Shareholders,

We have been through an incredibly tumultuous and prolonged "financial winter" that has been referred to by many as the greatest economic crisis since the Great Depression.

SIGNS OF LIFE
Following five consecutive quarters of negative performance, the broad U.S. equity market, which is widely measured by the S&P 500 Index, rebounded in the second quarter of 2009 with its largest quarterly gain in over a decade, and continued through the third quarter. From its low on March 9 through September 30, the S&P 500 Index has risen more than 50%. This resurgence has not been confined just to the U.S. The Morgan Stanley Capital International Europe, Australasia, and Far East (MSCI EAFE) Index, which measures performance of international stocks, also surged 50% over the six months ended September 30.

These economic signs of life, or "green shoots," may be indicative of a much anticipated turnaround in the extended market recession and have re-ignited hopes for a sustainable global economic recovery. Many investors who had long been holding cash on the sidelines -- earning minimal return -- have regained their appetite for long-term investing and re-entered the marketplace in search of higher returns on their investments.

CHALLENGES REMAIN
Markets have reacted in unprecedented ways in recent years, challenging conventional wisdom and reshaping the financial landscape as we once knew it. However, one fundamental truth remains: letting your emotions steer your financial decisions more often than not will derail your investment plans. Short-term decision making in uncertain markets can lead to long-term detraction from investment results. Due to emotional investor behavior such as selling low when one is fearful and buying high when chasing returns, the average investor in a U.S. equity mutual fund earned far less than the broad U.S. equity market.*


--------------------------------------------------------------------------------
THIS PAGE IS NOT PART OF THE SEMIANNUAL REPORT

--------------------------------------------------------------------------------

Market uncertainty can also be an investment opportunity. While fear and anxiety can derail your long-term investment plan, we urge you to renew your commitment to your financial goals and talk to your financial professional about opportunities the market decline may have created. At September 30, the S&P 500 Index was still 32% below its 2007 high.

RiverSource Investments offers an expanded line of products and services that can help you stay the course as you seek your financial goals:

> Advanced Alpha(R) strategies offer alternative investment funds that seek to deliver above-average market returns, for those investors with above-average risk tolerance

> Advice-Built(R) solutions are a series of diversified funds that can function as a total portfolio solution or form the core of a large portfolio

> Single-Strategy funds are a wide array of mutual funds of varying objectives, disciplines and styles that enable you to create your own customized and diversified portfolio

We are hopeful that we are on the path to recovery and that the worst is behind us. We must bear in mind, however, that markets are cyclical in nature. Preparation and planning are essential steps as you evaluate your financial goals. Thank you for choosing to invest with RiverSource mutual funds.


/s/ STEPHEN R. LEWIS, JR.    /s/ PATRICK T. BANNIGAN
Stephen R. Lewis, Jr.        Patrick T. Bannigan
Chairman of the Boards       President,
                             RiverSource Family of Funds






  For more information
  about any of the funds
  in the RiverSource Family
  of Funds, go online to
  RiverSource.com (for
  RiverSource and
  Threadneedle funds) or
  Seligman.com (for
  Seligman funds); or call
  1(800) 221-2450.
  Customer Service
  Representatives are
  available to answer your
  questions Monday through
  Friday from 7 a.m. to
  6 p.m. Central time.






--------------------------------------------------------------------------------
                                  THIS PAGE IS NOT PART OF THE SEMIANNUAL REPORT

LETTER TO SHAREHOLDERS (continued)  --------------------------------------------

YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF A MUTUAL FUND CAREFULLY BEFORE INVESTING. FOR A FREE PROSPECTUS, WHICH CONTAINS THIS AND OTHER IMPORTANT INFORMATION ABOUT THE FUNDS, CALL 1(800) 221-2450. READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

* Source: Dalbar, "Quantitative Analysis of Investor Behavior -- 2009"

Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index) is an unmanaged list of common stocks and is frequently used as a general measure of U.S. market performance.

The Morgan Stanley Capital International (MSCI) EAFE Index, an unmanaged index, is compiled from a composite of securities markets of Europe, Australia and the Far East. The index is widely recognized by investors in foreign markets as the measurement index for portfolios of non-North American securities.

Investment products, including shares of mutual funds, are not federally or FDIC insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

It's important to know that alternative investments, such as those which comprise the RiverSource Advanced Alpha Strategies, involve substantial risks and may be more volatile than traditional investments, making them more suitable for investors with an above-average tolerance for risk. There is no guarantee that the strategies will be successful.

Diversification does not assure a profit or protect against loss.

RiverSource(R) mutual funds are distributed by RiverSource Fund Distributors, Inc, Member FINRA, and managed by RiverSource Investments, LLC. RiverSource is part of Ameriprise Financial, Inc.

(C)2009 RiverSource Investments, LLC.


--------------------------------------------------------------------------------
THIS PAGE IS NOT PART OF THE SEMIANNUAL REPORT

TABLE OF CONTENTS --------------------------------------------------------------


Your Fund at a Glance..............    2

Fund Expenses Example..............    7

Portfolio of Investments...........   10

Statement of Assets and
  Liabilities......................   16

Statement of Operations............   18

Statements of Changes in Net
  Assets...........................   19

Financial Highlights...............   20

Notes to Financial Statements......   28

Approval of Investment Management
  Services Agreement...............   42

Proxy Voting.......................   45



On June 11, 2009, the Fund's Board of Directors approved in principle the merger of RiverSource Partners Small Cap Growth Fund into Seligman Frontier Fund, a fund whose investment objective is growth of capital. Income may be considered but is incidental to the fund's investment objective. More information about Seligman Frontier Fund and the proposed merger will be included in proxy materials.

Completion of the merger is subject to approval by shareholders of RiverSource Partners Small Cap Growth Fund. It is currently anticipated that, pending final approval from RiverSource Partners Small Cap Growth Fund's Directors, proxy materials regarding the merger will be distributed to shareholders during the fourth quarter 2009 or the first quarter of 2010, and that a meeting of shareholders to consider the merger will be scheduled for the first quarter of 2010.


--------------------------------------------------------------------------------
         RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  1

YOUR FUND AT A GLANCE ----------------------------------------------------------
(UNAUDITED)

FUND SUMMARY
--------------------------------------------------------------------------------

> RiverSource Partners Small Cap Growth Fund (the Fund) Class A shares increased
  36.89% (excluding sales charge) for the six months period ended Sept. 30, 2009.

> The Fund underperformed its benchmark, the Russell 2000(R) Growth Index
  (Russell Index), which increased 43.06% for the same time period.

> The Fund also underperformed its peer group, as represented by the Lipper
  Small-Cap Growth Funds Index, which increased 39.74% for the same time frame.

ANNUALIZED TOTAL RETURNS (for period ended Sept. 30, 2009)
--------------------------------------------------------------------------------


                                                                     SINCE
                                                                   INCEPTION
                             6 MONTHS*   1 YEAR  3 YEARS  5 YEARS   1/24/01
----------------------------------------------------------------------------
RiverSource Partners Small
  Cap Growth Fund Class A
  (excluding sales charge)    +36.89%   -12.75%   -5.83%   +0.21%    -2.67%
----------------------------------------------------------------------------
Russell 2000 Growth Index
  (unmanaged)(1)              +43.06%    -6.32%   -2.60%   +2.91%    +0.08%
----------------------------------------------------------------------------
Lipper Small-Cap Growth
  Funds Index(2)              +39.74%    -3.75%   -3.72%   +2.01%    -0.56%
----------------------------------------------------------------------------



* Not annualized.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial intermediary, visiting riversource.com/funds or calling 1(800) 221-2450.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the table above. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in fees and expenses. The Fund's returns reflect the effect of fee waivers/expense reimbursements, if any. Without such waivers/reimbursements, the Fund's returns would be lower. See the Average Annual Total Returns table for performance of other share classes of the Fund.


--------------------------------------------------------------------------------
2  RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes. It is not possible to invest directly in an index.

(1) The Russell 2000 Growth Index, an unmanaged index, measures the performance of those Russell 2000 Index companies with higher price-to-book ratios and higher forecasted growth values. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper Small-Cap Growth Funds Index includes the 30 largest small-cap growth funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.


--------------------------------------------------------------------------------
         RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  3

YOUR FUND AT A GLANCE (continued) ----------------------------------------------

AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

AT SEPT. 30, 2009
                                                                    SINCE
Without sales charge       6 MONTHS*   1 YEAR  3 YEARS  5 YEARS  INCEPTION**
Class A (inception
  1/24/01)                  +36.89%   -12.75%   -5.83%   +0.21%     -2.67%
----------------------------------------------------------------------------
Class B (inception
  1/24/01)                  +36.54%   -13.15%   -6.48%   -0.54%     -3.41%
----------------------------------------------------------------------------
Class C (inception
  1/24/01)                  +36.54%   -13.41%   -6.49%   -0.54%     -3.41%
----------------------------------------------------------------------------
Class I (inception
  3/4/04)                   +37.34%   -12.33%   -5.35%   +0.70%     -1.51%
----------------------------------------------------------------------------
Class R2 (inception
  12/11/06)                 +36.56%   -12.92%     N/A      N/A      -9.19%
----------------------------------------------------------------------------
Class R3 (inception
  12/11/06)                 +37.28%   -12.57%     N/A      N/A      -8.89%
----------------------------------------------------------------------------
Class R4 (inception
  1/24/01)                  +36.68%   -12.81%   -5.61%   +0.37%     -2.52%
----------------------------------------------------------------------------
Class R5 (inception
  12/11/06)                 +37.39%   -12.22%     N/A      N/A      -8.60%
----------------------------------------------------------------------------

With sales charge
Class A (inception
  1/24/01)                  +29.03%   -17.76%   -7.67%   -0.97%     -3.34%
----------------------------------------------------------------------------
Class B (inception
  1/24/01)                  +31.54%   -17.49%   -7.20%   -0.84%     -3.41%
----------------------------------------------------------------------------
Class C (inception
  1/24/01)                  +35.54%   -14.28%   -6.49%   -0.54%     -3.41%
----------------------------------------------------------------------------



Class A share performance reflects the maximum initial sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second year 4%; third and fourth years 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I, Class R2, Class R3, Class R4 and Class R5 shares. Class I, Class R2, Class R3, Class R4 and Class R5 are available to qualifying institutional investors only.

 *Not annualized.
**For classes with less than 10 years performance.


--------------------------------------------------------------------------------
4  RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

STYLE MATRIX
--------------------------------------------------------------------------------



         STYLE
VALUE    BLEND   GROWTH
                          LARGE
                          MEDIUM   SIZE
                    X     SMALL



Shading within the style matrix approximates areas in which the Fund is designed to generally invest.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and may serve as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

Investments in small-capitalization companies involve greater risks and volatility than investments in larger, more established companies.


--------------------------------------------------------------------------------
         RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  5

YOUR FUND AT A GLANCE (continued) ----------------------------------------------


SECTOR DIVERSIFICATION(1)  (at Sept. 30, 2009; % of portfolio assets)
---------------------------------------------------------------------

Consumer Discretionary                     12.8%
------------------------------------------------
Consumer Staples                            1.6%
------------------------------------------------
Energy                                      5.2%
------------------------------------------------
Financials                                  8.1%
------------------------------------------------
Health Care                                18.0%
------------------------------------------------
Industrials                                17.6%
------------------------------------------------
Information Technology                     31.0%
------------------------------------------------
Materials                                   2.6%
------------------------------------------------
Telecommunication Services                  0.8%
------------------------------------------------
Utilities                                   0.7%
------------------------------------------------
Other(2)                                    1.6%
------------------------------------------------


(1) Sectors can be comprised of several industries. Please refer to the section entitled "Portfolio of Investments" for a complete listing. No single industry exceeds 25% of portfolio assets.

    Percentages indicated are based upon total investments (excluding Investments of Cash Collateral Received for Securities on Loan) as of Sept. 30, 2009. The Fund's composition is subject to change.

(2) Cash & Cash Equivalents.

The sectors identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

TOP TEN HOLDINGS (at Sept. 30, 2009; % of portfolio assets)
---------------------------------------------------------------------

Nuance Communications                       3.0%
------------------------------------------------
FTI Consulting                              2.0%
------------------------------------------------
Orion Marine Group                          1.9%
------------------------------------------------
Bally Technologies                          1.5%
------------------------------------------------
Tessera Technologies                        1.3%
------------------------------------------------
Coinstar                                    1.2%
------------------------------------------------
Microsemi                                   1.2%
------------------------------------------------
Rovi                                        1.2%
------------------------------------------------
BE Aerospace                                1.2%
------------------------------------------------
CommScope                                   1.1%
------------------------------------------------


Excludes cash & cash equivalents.

For further detail about these holdings, please refer to the section entitled "Portfolio of Investments."

Fund holdings are as of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.


--------------------------------------------------------------------------------
6  RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT

FUND EXPENSES EXAMPLE ----------------------------------------------------------
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the ongoing expenses of any funds in which the Fund invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the ongoing expenses charged by acquired funds using the expense ratio of each of the acquired funds as of the acquired fund's most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended Sept. 30, 2009.

ACTUAL EXPENSES
The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.


--------------------------------------------------------------------------------
         RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  7

FUND EXPENSES EXAMPLE (continued) ----------------------------------------------


                                  BEGINNING        ENDING         EXPENSES
                                ACCOUNT VALUE   ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                APRIL 1, 2009  SEPT. 30, 2009  THE PERIOD(a)  EXPENSE RATIO
-------------------------------------------------------------------------------------------
Class A
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $1,368.90        $ 8.43(c)      1.42%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,017.95        $ 7.18(c)      1.42%
-------------------------------------------------------------------------------------------

Class B
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $1,365.40        $13.10(c)      2.21%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,013.99        $11.16(c)      2.21%
-------------------------------------------------------------------------------------------

Class C
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $1,365.40        $12.93(c)      2.18%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,014.14        $11.01(c)      2.18%
-------------------------------------------------------------------------------------------

Class I
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $1,373.40        $ 5.24(c)       .88%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,020.66        $ 4.46(c)       .88%
-------------------------------------------------------------------------------------------

Class R2
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $1,365.60        $ 9.84(c)      1.66%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,016.75        $ 8.39(c)      1.66%
-------------------------------------------------------------------------------------------

Class R3
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $1,372.80        $ 8.45(c)      1.42%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,017.95        $ 7.18(c)      1.42%
-------------------------------------------------------------------------------------------

Class R4
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $1,366.80        $ 6.82(c)      1.15%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,019.30        $ 5.82(c)      1.15%
-------------------------------------------------------------------------------------------

Class R5
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $1,373.90        $ 5.30(c)       .89%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,020.61        $ 4.51(c)       .89%
-------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------
8  RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT

--------------------------------------------------------------------------------



(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended Sept. 30, 2009: +36.89% for Class A, +36.54% for Class B, +36.54% for Class C, +37.34% for Class I, +36.56% for Class R2, +37.28% for Class R3, +36.68% for Class R4 and +37.39%
    for Class R5.
(c) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until May 31, 2010, unless sooner terminated at the discretion of the Fund's Board, such that net expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment, will not exceed 1.51% for Class A, 2.29% for Class B, 2.28% for Class C, 1.06% for Class I, 1.86% for Class R2, 1.61% for Class R3, 1.36% for Class R4 and 1.11% for Class R5. Any amounts waived will not be reimbursed by the Fund. This change was effective Aug. 10, 2009. Had this change been in place for the entire six month period ended Sept. 30, 2009, the actual expenses paid would have been $8.14 for Class A, $12.75 for Class B and $12.69 for Class C; the hypothetical expenses paid would have been $6.93 for Class A, $10.86 for Class B and $10.81 for Class C. The actual and hypothetical expenses paid for Class I, Class R2, Class R3, Class R4 and Class R5 would have been the same as those expenses presented in the table above.


--------------------------------------------------------------------------------
         RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  9

PORTFOLIO OF INVESTMENTS -------------------------------------------------------

SEPT. 30, 2009 (UNAUDITED)
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES


COMMON STOCKS (98.8%)
ISSUER                                                 SHARES                VALUE(a)
AEROSPACE & DEFENSE (5.1%)
AeroVironment                                            39,212(b)         $1,101,465
American Science & Engineering                            2,556               173,910
BE Aerospace                                             77,296(b,d)        1,556,742
DigitalGlobe                                             29,289(b)            655,195
Ducommun                                                 48,341(d)            914,128
Stanley                                                  39,189(b,d)        1,007,941
                                                                      ---------------
Total                                                                       5,409,381
-------------------------------------------------------------------------------------

AUTO COMPONENTS (0.8%)
Amerigon                                                119,718(b,d)          879,927
-------------------------------------------------------------------------------------

BIOTECHNOLOGY (4.9%)
Affymax                                                  24,315(b,d)          580,885
Alexion Pharmaceuticals                                  12,990(b)            578,575
AMAG Pharmaceuticals                                     21,200(b,d)          926,016
BioMarin Pharmaceutical                                  77,836(b,d)        1,407,275
Celera                                                   96,000(b)            598,080
Cubist Pharmaceuticals                                   29,900(b)            603,980
Facet Biotech                                            25,617(b,d)          442,918
                                                                      ---------------
Total                                                                       5,137,729
-------------------------------------------------------------------------------------

CAPITAL MARKETS (3.2%)
Affiliated Managers Group                                18,976(b,d)        1,233,629
Artio Global Investors                                   20,790(b,d)          543,659
Duff & Phelps Cl A                                       24,958(d)            478,195
Stifel Financial                                         13,212(b,d)          725,339
Thomas Weisel Partners Group                             76,100(b,d)          406,374
                                                                      ---------------
Total                                                                       3,387,196
-------------------------------------------------------------------------------------

COMMERCIAL BANKS (0.5%)
Signature Bank                                           19,318(b)            560,222
-------------------------------------------------------------------------------------

COMMERCIAL SERVICES & SUPPLIES (3.8%)
Clean Harbors                                            14,056(b,d)          790,791
Corrections Corp of America                              61,162(b,d)        1,385,319
GEO Group                                                52,537(b)          1,059,671
Tetra Tech                                               28,978(b)            768,786
                                                                      ---------------
Total                                                                       4,004,567
-------------------------------------------------------------------------------------

COMMUNICATIONS EQUIPMENT (3.9%)
CommScope                                                51,398(b)          1,538,342
Emulex                                                   76,503(b)            787,216
F5 Networks                                              25,776(b)          1,021,503
Ixia                                                    103,777(b)            711,910
                                                                      ---------------
Total                                                                       4,058,971
-------------------------------------------------------------------------------------

COMPUTERS & PERIPHERALS (1.1%)
Netezza                                                  63,015(b,d)          708,288
Synaptics                                                19,358(b,d)          487,822
                                                                      ---------------
Total                                                                       1,196,110
-------------------------------------------------------------------------------------

CONSTRUCTION & ENGINEERING (4.0%)
Foster Wheeler                                           21,645(b,d)          690,692
MYR Group                                                47,815(b,d)        1,008,418
Orion Marine Group                                      122,183(b)          2,509,639
                                                                      ---------------
Total                                                                       4,208,749
-------------------------------------------------------------------------------------

CONTAINERS & PACKAGING (0.4%)
Rock-Tenn Cl A                                            9,442               444,813
-------------------------------------------------------------------------------------

DIVERSIFIED CONSUMER SERVICES (2.6%)
American Public Education                                32,129(b,d)        1,116,161
Coinstar                                                 49,946(b,d)        1,647,220
                                                                      ---------------
Total                                                                       2,763,381
-------------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (0.8%)
Neutral Tandem                                           38,776(b,d)          882,542
-------------------------------------------------------------------------------------

ELECTRIC UTILITIES (0.7%)
ITC Holdings                                             16,388               744,835
-------------------------------------------------------------------------------------


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
10  RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)

ELECTRICAL EQUIPMENT (0.8%)
GrafTech Intl                                            54,240(b)           $797,328
-------------------------------------------------------------------------------------

ELECTRONIC EQUIPMENT, INSTRUMENTS & COMPONENTS (1.3%)
Itron                                                    13,213(b,d)          847,482
L-1 Identity Solutions                                   79,000(b,d)          552,210
                                                                      ---------------
Total                                                                       1,399,692
-------------------------------------------------------------------------------------

ENERGY EQUIPMENT & SERVICES (1.4%)
Dril-Quip                                                20,216(b)          1,003,522
Oceaneering Intl                                          8,637(b)            490,150
                                                                      ---------------
Total                                                                       1,493,672
-------------------------------------------------------------------------------------

HEALTH CARE EQUIPMENT & SUPPLIES (1.7%)
American Medical Systems Holdings                        41,869(b)            708,424
Integra LifeSciences Holdings                            11,600(b,d)          396,140
Wright Medical Group                                     37,185(b,d)          664,124
                                                                      ---------------
Total                                                                       1,768,688
-------------------------------------------------------------------------------------

HEALTH CARE PROVIDERS & SERVICES (9.0%)
Alliance HealthCare Services                            130,047(b,d)          736,066
Amedisys                                                 32,105(b,d)        1,400,741
AmSurg                                                   14,437(b,d)          306,498
Centene                                                  58,032(b)          1,099,126
Chemed                                                   23,152             1,016,141
Five Star Quality Care                                  140,000(b)            512,400
Genoptix                                                 23,063(b,d)          802,131
Gentiva Health Services                                  43,824(b,d)        1,096,038
Kindred Healthcare                                       28,631(b)            464,681
MEDNAX                                                   22,474(b,d)        1,234,272
Skilled Healthcare Group Cl A                            97,295(b,d)          781,279
                                                                      ---------------
Total                                                                       9,449,373
-------------------------------------------------------------------------------------

HOTELS, RESTAURANTS & LEISURE (3.7%)
Bally Technologies                                       51,243(b,d)        1,966,195
California Pizza Kitchen                                 58,010(b,d)          906,116
Einstein Noah Restaurant Group                           46,586(b,d)          560,895
Morgans Hotel Group                                      87,000(b)            471,540
                                                                      ---------------
Total                                                                       3,904,746
-------------------------------------------------------------------------------------

INSURANCE (2.2%)
Aspen Insurance Holdings                                 49,912(c)          1,321,170
First American                                           31,464             1,018,490
                                                                      ---------------
Total                                                                       2,339,660
-------------------------------------------------------------------------------------

INTERNET & CATALOG RETAIL (1.3%)
Shutterfly                                               51,247(b,d)          852,238
Vitacost.com                                             44,510(b,d)          486,049
                                                                      ---------------
Total                                                                       1,338,287
-------------------------------------------------------------------------------------

INTERNET SOFTWARE & SERVICES (3.9%)
Art Technology Group                                    293,706(b,d)        1,133,705
Equinix                                                  10,247(b,d)          942,724
Omniture                                                 36,593(b)            784,554
Vistaprint                                               24,492(b,c,d)      1,242,969
                                                                      ---------------
Total                                                                       4,103,952
-------------------------------------------------------------------------------------

IT SERVICES (2.8%)
Information Services Group                               58,000(b)            231,420
Lender Processing Services                               39,057             1,490,806
TeleTech Holdings                                        72,000(b)          1,228,320
                                                                      ---------------
Total                                                                       2,950,546
-------------------------------------------------------------------------------------

MACHINERY (0.4%)
Kaydon                                                   13,855(d)            449,179
-------------------------------------------------------------------------------------

METALS & MINING (2.2%)
Horsehead Holding                                        63,026(b)            738,665
Schnitzer Steel Inds Cl A                                 7,800               415,350
Walter Energy                                            18,689             1,122,461
                                                                      ---------------
Total                                                                       2,276,476
-------------------------------------------------------------------------------------

MULTILINE RETAIL (0.9%)
Big Lots                                                 35,977(b,d)          900,145
-------------------------------------------------------------------------------------


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
        RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  11

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------


COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)

OIL, GAS & CONSUMABLE FUELS (3.8%)
Alpha Natural Resources                                  17,405(b)           $610,916
Approach Resources                                       68,278(b,d)          619,964
Arena Resources                                          27,747(b)            985,019
Goodrich Petroleum                                       28,962(b,d)          747,509
Whiting Petroleum                                        18,132(b)          1,044,040
                                                                      ---------------
Total                                                                       4,007,448
-------------------------------------------------------------------------------------

PERSONAL PRODUCTS (1.7%)
Alberto-Culver                                           32,815               908,319
Chattem                                                  12,570(b,d)          834,774
                                                                      ---------------
Total                                                                       1,743,093
-------------------------------------------------------------------------------------

PHARMACEUTICALS (2.5%)
Auxilium Pharmaceuticals                                  7,525(b,d)          257,430
Cypress Bioscience                                       83,396(b,d)          681,345
Endo Pharmaceuticals Holdings                            40,400(b)            914,252
Sepracor                                                 33,653(b)            770,654
                                                                      ---------------
Total                                                                       2,623,681
-------------------------------------------------------------------------------------

PROFESSIONAL SERVICES (2.6%)
FTI Consulting                                           63,079(b)          2,687,796
-------------------------------------------------------------------------------------

REAL ESTATE INVESTMENT TRUSTS (REITS) (1.5%)
MFA Financial                                           141,493             1,126,284
Redwood Trust                                            29,887(d)            463,249
                                                                      ---------------
Total                                                                       1,589,533
-------------------------------------------------------------------------------------

ROAD & RAIL (0.5%)
Con-way                                                  13,007               498,428
-------------------------------------------------------------------------------------

SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (10.1%)
ANADIGICS                                               218,273(b)          1,028,066
Atheros Communications                                   41,815(b)          1,109,352
Entegris                                                226,493(b)          1,121,140
Intersil Cl A                                            47,663               729,721
Microsemi                                               104,104(b)          1,643,802
ON Semiconductor                                        180,000(b)          1,485,000
Silicon Laboratories                                     19,332(b)            896,232
Tessera Technologies                                     62,258(b)          1,736,375
Varian Semiconductor Equipment Associates                27,386(b)            899,356
                                                                      ---------------
Total                                                                      10,649,044
-------------------------------------------------------------------------------------

SOFTWARE (8.0%)
Ariba                                                    55,934(b,d)          648,834
Informatica                                              34,135(b,d)          770,768
Lawson Software                                         124,250(b)            775,320
NICE Systems ADR                                         17,091(b,c,d)        520,250
Nuance Communications                                   272,688(b,d)        4,079,413
Rovi                                                     48,576(b)          1,632,154
                                                                      ---------------
Total                                                                       8,426,739
-------------------------------------------------------------------------------------

SPECIALTY RETAIL (2.6%)
Abercrombie & Fitch Cl A                                 16,121(d)            530,058
Aeropostale                                              13,800(b,d)          599,886
Buckle                                                   23,656(d)            807,617
Zumiez                                                   48,291(b,d)          792,455
                                                                      ---------------
Total                                                                       2,730,016
-------------------------------------------------------------------------------------

TEXTILES, APPAREL & LUXURY GOODS (0.9%)
Fuqi Intl                                                32,991(b,c,d)        965,976
-------------------------------------------------------------------------------------

THRIFTS & MORTGAGE FINANCE (0.7%)
First Niagara Financial Group                            59,437               732,858
-------------------------------------------------------------------------------------

TRADING COMPANIES & DISTRIBUTORS (0.5%)
Titan Machinery                                          41,581(b,d)          520,594
-------------------------------------------------------------------------------------
TOTAL COMMON STOCKS
(Cost: $96,726,018)                                                      $104,025,373
-------------------------------------------------------------------------------------



OTHER (--%)
ISSUER                                                 SHARES                VALUE(a)
COMMUNICATIONS EQUIPMENT
Lantronix
 Warrants                                                 2,188(b,e,f)            $82
-------------------------------------------------------------------------------------
TOTAL OTHER
(Cost: $--)                                                                       $82
-------------------------------------------------------------------------------------





See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
12  RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

MONEY MARKET FUND (1.6%)
                                                       SHARES                VALUE(a)
RiverSource Short-Term Cash Fund, 0.28%               1,730,973(g)         $1,730,973
-------------------------------------------------------------------------------------
TOTAL MONEY MARKET FUND
(Cost: $1,730,973)                                                         $1,730,973
-------------------------------------------------------------------------------------



INVESTMENTS OF CASH COLLATERAL RECEIVED
FOR SECURITIES ON LOAN (27.2%)
                                                       SHARES                VALUE(a)
CASH COLLATERAL REINVESTMENT FUND
JPMorgan Prime Money Market Fund                     28,659,404           $28,659,404
-------------------------------------------------------------------------------------
TOTAL INVESTMENTS OF CASH COLLATERAL RECEIVED FOR SECURITIES ON LOAN
(Cost: $28,659,404)                                                       $28,659,404
-------------------------------------------------------------------------------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $127,116,395)(h)                                                  $134,415,832
=====================================================================================




NOTES TO PORTFOLIO OF INVESTMENTS


(a) Securities are valued by using policies described in Note 2 to the financial statements.
(b)  Non-income producing.
(c) Foreign security values are stated in U.S. dollars. At Sept. 30, 2009, the value of foreign securities, excluding short-term securities, represented 3.8% of net assets.
(d) At Sept. 30, 2009, security was partially or fully on loan. See Note 6 to the financial statements.
(e)  Identifies issues considered to be illiquid as to their marketability (see
     Note 2 to the financial statements). The aggregate value of such securities at Sept. 30, 2009 was $82, representing less than 0.01% of net assets. Information concerning such security holdings at Sept. 30, 2009 is as follows:

                                          ACQUISITION
     SECURITY                                DATES         COST
     ----------------------------------------------------------
     Lantronix
       Warrants                             04-18-08        $--


(f) Security valued by management at fair value according to procedures approved, in good faith, by the Board.
(g) Affiliated Money Market Fund -- See Note 7 to the financial statements. The rate shown is the seven-day current annualized yield at Sept. 30, 2009.
(h) At Sept. 30, 2009, the cost of securities for federal income tax purposes was approximately $127,116,000 and the approximate aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                         $8,825,000
     Unrealized depreciation                         (1,525,000)
     ----------------------------------------------------------
     Net unrealized appreciation                     $7,300,000
     ----------------------------------------------------------


The industries identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.



--------------------------------------------------------------------------------
        RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  13

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------

FAIR VALUE MEASUREMENTS


Generally accepted accounting principals (GAAP) require disclosure regarding the inputs and valuation techniques used to measure fair value and any changes in valuation inputs or techniques. In addition, investments shall be disclosed by major category.

The Fund categorizes its fair value measurements according to a three-level hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs by prioritizing that the most observable input be used when available. Observable inputs are those that market participants would use in pricing an investment based on market data obtained from sources independent of the reporting entity. Unobservable inputs are those that reflect the Fund's assumptions about the information market participants would use in pricing an investment. An investment's level within the fair value hierarchy is based on the lowest level of any input that is deemed significant to the asset or liability's fair value measurement. The input levels are not necessarily an indication of the risk or liquidity associated with investments at that level. For example, certain U.S. government securities are generally high quality and liquid, however, they are reflected as Level 2 because the inputs used to determine fair value may not always be quoted prices in an active market.

Fair value inputs are summarized in the three broad levels listed below:

     - Level 1 -- Valuations based on quoted prices for investments in active markets that the Fund has the ability to access at the measurement date. Valuation adjustments are not applied to Level 1 investments.

     - Level 2 -- Valuations based on other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risks, etc.).

     - Level 3 -- Valuations based on significant unobservable inputs (including the Fund's own assumptions and judgment in determining the fair value of investments).

Inputs that are used in determining fair value of an investment may include price information, credit data, volatility statistics, and other factors. These inputs can be either observable or unobservable. The availability of observable inputs can vary between investments, and is affected by various factors such as the type of investment, and the volume and level of activity for that investment or similar investments in the marketplace. The inputs will be considered by the Fund Administrator, along with any other relevant factors in the calculation of an investment's fair value. The Fund uses prices and inputs that are current as of the measurement date, which may include periods of market dislocations. During these periods, the availability of prices and inputs may be reduced for many investments. This condition could cause an investment to be reclassified between the various levels within the hierarchy.

Non-U.S. equity securities actively traded in foreign markets may be reflected in Level 2 despite the availability of closing prices, because the Fund evaluates and determines whether those closing prices reflect fair value at the close of the New York Stock Exchange (NYSE) or require adjustment, as described in Note 1 to the financial statements -- Valuation of securities.

Investments falling into the Level 3 category are primarily supported by quoted prices from brokers and dealers participating in the market for those investments. However, these may be classified as

--------------------------------------------------------------------------------
14  RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

Level 3 investments due to lack of market transparency and corroboration to support these quoted prices. Additionally, valuation models may be used as the pricing source for any remaining investments classified as Level 3. These models rely on one or more significant unobservable inputs and/or significant assumptions by the Fund Administrator. Inputs used in a valuation model may include, but are not limited to, financial statement analysis, discount rates and estimated cash flows, and comparable company data.

The following table is a summary of the inputs used to value the Fund's investments as of Sept. 30, 2009:

                                                FAIR VALUE AT SEPT. 30, 2009
                              ---------------------------------------------------------------
                                   LEVEL 1          LEVEL 2
                                QUOTED PRICES        OTHER          LEVEL 3
                                  IN ACTIVE       SIGNIFICANT     SIGNIFICANT
                                 MARKETS FOR       OBSERVABLE    UNOBSERVABLE
DESCRIPTION                   IDENTICAL ASSETS       INPUTS         INPUTS           TOTAL
---------------------------------------------------------------------------------------------
Equity Securities
  Common Stocks(a)              $104,025,373          $--             $--        $104,025,373
  Other
    Communications
     Equipment                            --           82              --                  82
---------------------------------------------------------------------------------------------
Total Equity Securities          104,025,373           82              --         104,025,455
---------------------------------------------------------------------------------------------
Other
  Affiliated Money Market
    Fund(b)                        1,730,973           --              --           1,730,973
  Investments of Cash
    Collateral Received
    for Securities on Loan        28,659,404           --              --          28,659,404
---------------------------------------------------------------------------------------------
Total Other                       30,390,377           --              --          30,390,377
---------------------------------------------------------------------------------------------
Total                           $134,415,750          $82             $--        $134,415,832
---------------------------------------------------------------------------------------------


(a) All industry classifications are identified in the Portfolio of Investments.
(b) Money market fund that is a sweep investment for cash balances in the Fund at Sept. 30, 2009.



HOW TO FIND INFORMATION ABOUT THE FUND'S QUARTERLY PORTFOLIO HOLDINGS

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as filed on Form N-Q, can be obtained without charge, upon request, by calling the RiverSource Family of Funds at 1(800) 221-2450.


--------------------------------------------------------------------------------
        RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  15

STATEMENT OF ASSETS AND LIABILITIES --------------------------------------------
SEPT. 30, 2009 (UNAUDITED)


ASSETS
Investments in securities, at value
  Unaffiliated issuers* (identified cost $96,726,018)              $104,025,455
  Affiliated money market fund (identified cost $1,730,973)           1,730,973
  Investments of cash collateral received for securities on loan
    (identified cost $28,659,404)                                    28,659,404
-------------------------------------------------------------------------------
Total investments in securities (identified cost $127,116,395)      134,415,832
Capital shares receivable                                               683,820
Dividends and accrued interest receivable                                35,304
Receivable for investment securities sold                               192,730
-------------------------------------------------------------------------------
Total assets                                                        135,327,686
-------------------------------------------------------------------------------
LIABILITIES
Capital shares payable                                                  547,028
Payable for investment securities purchased                             689,259
Payable upon return of securities loaned                             28,659,404
Accrued investment management services fees                               2,661
Accrued distribution fees                                                26,931
Accrued transfer agency fees                                                864
Accrued administrative services fees                                        231
Accrued plan administration services fees                                    60
Other accrued expenses                                                  114,395
-------------------------------------------------------------------------------
Total liabilities                                                    30,040,833
-------------------------------------------------------------------------------
Net assets applicable to outstanding capital stock                 $105,286,853
-------------------------------------------------------------------------------

REPRESENTED BY
Capital stock -- $.01 par value                                    $    340,687
Additional paid-in capital                                          140,980,997
Net operating loss                                                     (371,675)
Accumulated net realized gain (loss)                                (42,962,593)
Unrealized appreciation (depreciation) on investments
  and on translation of assets and liabilities in foreign
  currencies                                                          7,299,437
-------------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
  capital stock                                                    $105,286,853
-------------------------------------------------------------------------------
*Including securities on loan, at value                            $ 27,894,604
-------------------------------------------------------------------------------




--------------------------------------------------------------------------------
16  RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


NET ASSET VALUE PER SHARE
                             NET ASSETS   SHARES OUTSTANDING   NET ASSET VALUE PER SHARE
Class A                     $50,246,339           16,312,226                       $3.08(1)
Class B                     $11,692,660            4,122,070                       $2.84
Class C                     $ 2,110,595              743,271                       $2.84
Class I                     $41,092,462           12,844,833                       $3.20
Class R2                    $     2,950                  951                       $3.10
Class R3                    $     2,972                  951                       $3.13
Class R4                    $   135,874               43,404                       $3.13
Class R5                    $     3,001                  951                       $3.16
----------------------------------------------------------------------------------------



(1) The maximum offering price per share for Class A is $3.27. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 5.75%.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
        RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  17

STATEMENT OF OPERATIONS --------------------------------------------------------
SIX MONTHS ENDED SEPT. 30, 2009 (UNAUDITED)


INVESTMENT INCOME
Income:
Dividends                                                          $   153,537
Interest                                                                 9,847
Income distributions from affiliated money market fund                   4,274
Income from securities lending -- net                                   99,293
  Less foreign taxes withheld                                              (99)
------------------------------------------------------------------------------
Total income                                                           266,852
------------------------------------------------------------------------------
Expenses:
Investment management services fees                                    372,234
Distribution fees
  Class A                                                               56,194
  Class B                                                               62,048
  Class C                                                                9,678
  Class R2                                                                   6
  Class R3                                                                   3
Transfer agency fees
  Class A                                                              121,985
  Class B                                                               35,738
  Class C                                                                5,370
  Class R4                                                                  26
Administrative services fees                                            38,272
Plan administration services fees
  Class R2                                                                   3
  Class R3                                                                   3
  Class R4                                                                 127
Compensation of board members                                            1,489
Printing and postage                                                     2,834
Registration fees                                                        4,820
Professional fees                                                        4,042
Other                                                                      819
------------------------------------------------------------------------------
Total expenses                                                         715,691
  Expenses waived/reimbursed by the Investment Manager and its
    affiliates                                                         (78,534)
------------------------------------------------------------------------------
Total net expenses                                                     637,157
------------------------------------------------------------------------------
Investment income (loss) -- net                                       (370,305)
------------------------------------------------------------------------------

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on security transactions                    5,371,752
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities in
  foreign currencies                                                24,554,803
------------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies               29,926,555
------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations    $29,556,250
------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
18  RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT

STATEMENTS OF CHANGES IN NET ASSETS --------------------------------------------


                                                              SIX MONTHS ENDED      YEAR ENDED
                                                                SEPT. 30, 2009  MARCH 31, 2009
                                                                   (UNAUDITED)
OPERATIONS
Investment income (loss) -- net                                   $   (370,305)   $ (1,333,434)
Net realized gain (loss) on security transactions                    5,371,752     (40,633,949)
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities
  in foreign currencies                                             24,554,803     (24,841,693)
----------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
  operations                                                        29,556,250     (66,809,076)
----------------------------------------------------------------------------------------------

CAPITAL SHARE TRANSACTIONS
Proceeds from sales
  Class A shares                                                     1,862,866       8,344,536
  Class B shares                                                       318,004       1,026,483
  Class C shares                                                       123,703         327,498
  Class I shares                                                     1,951,786      15,611,798
  Class R4 shares                                                       68,520          52,500
Conversions from Class B to Class A
  Class A shares                                                     2,490,828       1,544,022
  Class B shares                                                    (2,490,828)     (1,544,022)
Payments for redemptions
  Class A shares                                                    (6,532,495)    (24,909,394)
  Class B shares                                                    (1,661,770)     (7,268,021)
  Class C shares                                                      (235,747)       (816,044)
  Class I shares                                                    (2,433,133)    (13,045,736)
  Class R4 shares                                                      (18,854)        (41,541)
----------------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share
  transactions                                                      (6,557,120)    (20,717,921)
----------------------------------------------------------------------------------------------
Total increase (decrease) in net assets                             22,999,130     (87,526,997)
Net assets at beginning of period                                   82,287,723     169,814,720
----------------------------------------------------------------------------------------------
Net assets at end of period                                       $105,286,853    $ 82,287,723
----------------------------------------------------------------------------------------------
Excess of distributions over net investment income                $   (371,675)   $     (1,370)
----------------------------------------------------------------------------------------------



Certain line items from the prior year have been renamed to conform to the current year presentation.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
        RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  19

FINANCIAL HIGHLIGHTS -----------------------------------------------------------

The following tables are intended to help you understand the Fund's financial performance. Certain information reflects financial results for a single share of a class held for the periods shown. For periods ended 2007 and after, per share net investment income amounts are calculated based on average shares outstanding during the period. Total returns assume reinvestment of all dividends and distributions. Total returns do not reflect payment of sales charges, if any, and are not annualized for periods of less than one year.

                                                   SIX MONTHS ENDED                        YEAR ENDED MARCH 31,
CLASS A                                             SEPT. 30, 2009       -------------------------------------------------------
PER SHARE DATA                                        (UNAUDITED)          2009        2008        2007        2006        2005
Net asset value, beginning of period                     $2.25             $3.88       $4.97       $5.42       $4.19       $4.38
--------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                              (.01)             (.03)       (.06)       (.07)       (.06)       (.06)
Net gains (losses) (both realized and
 unrealized)                                               .84             (1.60)       (.18)        .03        1.32        (.13)
--------------------------------------------------------------------------------------------------------------------------------
Total from investment operations                           .83             (1.63)       (.24)       (.04)       1.26        (.19)
--------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                           --                --        (.78)       (.41)       (.03)         --
Tax return of capital                                       --                --        (.07)         --          --          --
--------------------------------------------------------------------------------------------------------------------------------
Total distributions                                         --                --        (.85)       (.41)       (.03)         --
--------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                           $3.08             $2.25       $3.88       $4.97       $5.42       $4.19
--------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                            36.89%           (42.01%)     (6.82%)      (.24%)     30.06%      (4.34%)
--------------------------------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(A)
Gross expenses prior to expense
 waiver/reimbursement                                    1.68%(b)          2.01%       1.79%       1.76%       1.73%       1.63%
--------------------------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(c)                                 1.42%(b)          1.59%       1.62%       1.65%       1.68%       1.63%
--------------------------------------------------------------------------------------------------------------------------------
Net investment income (loss)                             (.87%)(b)        (1.03%)     (1.17%)     (1.22%)     (1.20%)     (1.29%)
--------------------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)                    $50               $39         $85        $114        $149        $153
--------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                   148%              133%        122%        119%        152%        153%
--------------------------------------------------------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.



--------------------------------------------------------------------------------
20  RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

                                                   SIX MONTHS ENDED                        YEAR ENDED MARCH 31,
CLASS B                                             SEPT. 30, 2009       -------------------------------------------------------
PER SHARE DATA                                        (UNAUDITED)          2009        2008        2007        2006        2005
Net asset value, beginning of period                     $2.08             $3.62       $4.72       $5.21       $4.06       $4.28
--------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                              (.02)             (.06)       (.09)       (.10)       (.09)       (.10)
Net gains (losses) (both realized and
 unrealized)                                               .78             (1.48)       (.16)        .02        1.27        (.12)
--------------------------------------------------------------------------------------------------------------------------------
Total from investment operations                           .76             (1.54)       (.25)       (.08)       1.18        (.22)
--------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                           --                --        (.78)       (.41)       (.03)         --
Tax return of capital                                       --                --        (.07)         --          --          --
--------------------------------------------------------------------------------------------------------------------------------
Total distributions                                         --                --        (.85)       (.41)       (.03)         --
--------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                           $2.84             $2.08       $3.62       $4.72       $5.21       $4.06
--------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                            36.54%           (42.54%)     (7.41%)     (1.03%)     29.05%      (5.14%)
--------------------------------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(A)
Gross expenses prior to expense
 waiver/reimbursement                                    2.48%(b)          2.77%       2.55%       2.53%       2.50%       2.40%
--------------------------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(c)                                 2.21%(b)          2.36%       2.39%       2.42%       2.45%       2.40%
--------------------------------------------------------------------------------------------------------------------------------
Net investment income (loss)                            (1.64%)(b)        (1.80%)     (1.94%)     (1.99%)     (1.97%)     (2.06%)
--------------------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)                    $12               $12         $29         $44         $63         $71
--------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                   148%              133%        122%        119%        152%        153%
--------------------------------------------------------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.



--------------------------------------------------------------------------------
        RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  21

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

                                                   SIX MONTHS ENDED                        YEAR ENDED MARCH 31,
CLASS C                                             SEPT. 30, 2009       -------------------------------------------------------
PER SHARE DATA                                        (UNAUDITED)          2009        2008        2007        2006        2005
Net asset value, beginning of period                     $2.08             $3.62       $4.72       $5.21       $4.06       $4.28
--------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                              (.02)             (.05)       (.09)       (.10)       (.09)       (.10)
Net gains (losses) (both realized
 and unrealized)                                           .78             (1.49)       (.16)        .02        1.27        (.12)
--------------------------------------------------------------------------------------------------------------------------------
Total from investment operations                           .76             (1.54)       (.25)       (.08)       1.18        (.22)
--------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                           --                --        (.78)       (.41)       (.03)         --
Tax return of capital                                       --                --        (.07)         --          --          --
--------------------------------------------------------------------------------------------------------------------------------
Total distributions                                         --                --        (.85)       (.41)       (.03)         --
--------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                           $2.84             $2.08       $3.62       $4.72       $5.21       $4.06
--------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                            36.54%           (42.54%)     (7.41%)     (1.05%)     29.05%      (5.14%)
--------------------------------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(A)
Gross expenses prior to expense
 waiver/reimbursement                                    2.44%(b)          2.77%       2.55%       2.52%       2.50%       2.40%
--------------------------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(c)                                 2.18%(b)          2.35%       2.38%       2.42%       2.45%       2.40%
--------------------------------------------------------------------------------------------------------------------------------
Net investment income (loss)                            (1.63%)(b)        (1.78%)     (1.93%)     (1.98%)     (1.96%)     (2.06%)
--------------------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)                     $2                $2          $3          $5          $6          $6
--------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                   148%              133%        122%        119%        152%        153%
--------------------------------------------------------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.



--------------------------------------------------------------------------------
22  RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

                                                   SIX MONTHS ENDED                       YEAR ENDED MARCH 31,
CLASS I                                             SEPT. 30, 2009       ------------------------------------------------------
PER SHARE DATA                                        (UNAUDITED)          2009        2008        2007       2006        2005
Net asset value, beginning of period                     $2.33             $4.00       $5.08      $5.51       $4.23       $4.40
-------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                               .00(e)           (.02)       (.04)      (.04)       (.03)       (.05)
Net gains (losses) (both realized
 and unrealized)                                           .87             (1.65)       (.19)       .02        1.34        (.12)
-------------------------------------------------------------------------------------------------------------------------------
Total from investment operations                           .87             (1.67)       (.23)      (.02)       1.31        (.17)
-------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                        --                --          --         --          --          --
Distributions from realized gains                           --                --        (.78)      (.41)       (.03)         --
Tax return of capital                                       --                --        (.07)        --          --          --
-------------------------------------------------------------------------------------------------------------------------------
Total distributions                                         --                --        (.85)      (.41)       (.03)         --
-------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                           $3.20             $2.33       $4.00      $5.08       $5.51       $4.23
-------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                            37.34%           (41.75%)     (6.45%)      .15%      30.96%      (3.86%)
-------------------------------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(A)
Gross expenses prior to expense
 waiver/reimbursement                                     .89%(b)          1.34%       1.24%      1.15%       1.15%       1.07%
-------------------------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(c)                                  .88%(b)          1.14%       1.17%      1.15%       1.13%       1.07%
-------------------------------------------------------------------------------------------------------------------------------
Net investment income (loss)                             (.32%)(b)         (.57%)      (.72%)     (.71%)      (.69%)      (.72%)
-------------------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)                    $41               $30         $51        $51         $19          $6
-------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                   148%              133%        122%       119%        152%        153%
-------------------------------------------------------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.



--------------------------------------------------------------------------------
        RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  23

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

                                                   SIX MONTHS ENDED            YEAR ENDED MARCH 31,
CLASS R2                                            SEPT. 30, 2009       --------------------------------
PER SHARE DATA                                        (UNAUDITED)          2009        2008       2007(d)
Net asset value, beginning of period                     $2.27             $3.92       $5.02        $5.26
---------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                              (.02)             (.04)       (.06)        (.05)
Net gains (losses) (both realized
 and unrealized)                                           .85             (1.61)       (.19)         .22
---------------------------------------------------------------------------------------------------------
Total from investment operations                           .83             (1.65)       (.25)         .17
---------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                           --                --        (.78)        (.41)
Tax return of capital                                       --                --        (.07)          --
---------------------------------------------------------------------------------------------------------
Total distributions                                         --                --        (.85)        (.41)
---------------------------------------------------------------------------------------------------------
Net asset value, end of period                           $3.10             $2.27       $3.92        $5.02
---------------------------------------------------------------------------------------------------------
TOTAL RETURN                                            36.56%           (42.09%)     (6.96%)       3.74%
---------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(A)
Gross expenses prior to expense
 waiver/reimbursement                                    1.66%(b)          2.14%       2.05%        1.86%(b)
---------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(c)                                 1.66%(b)          1.68%       1.71%        1.86%(b)
---------------------------------------------------------------------------------------------------------
Net investment income (loss)                            (1.11%)(b)        (1.10%)     (1.27%)      (1.36%)(b)
---------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)                    $--               $--         $--          $--
---------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                   148%              133%        122%         119%
---------------------------------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.



--------------------------------------------------------------------------------
24  RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

                                                   SIX MONTHS ENDED            YEAR ENDED MARCH 31,
CLASS R3                                            SEPT. 30, 2009       --------------------------------
PER SHARE DATA                                        (UNAUDITED)          2009        2008       2007(d)
Net asset value, beginning of period                     $2.28             $3.94       $5.02        $5.26
---------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                              (.01)             (.03)       (.05)        (.05)
Net gains (losses) (both realized
 and unrealized)                                           .86             (1.63)       (.18)         .22
---------------------------------------------------------------------------------------------------------
Total from investment operations                           .85             (1.66)       (.23)         .17
---------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                           --                --        (.78)        (.41)
Tax return of capital                                       --                --        (.07)          --
---------------------------------------------------------------------------------------------------------
Total distributions                                         --                --        (.85)        (.41)
---------------------------------------------------------------------------------------------------------
Net asset value, end of period                           $3.13             $2.28       $3.94        $5.02
---------------------------------------------------------------------------------------------------------
TOTAL RETURN                                            37.28%           (42.13%)     (6.52%)       3.74%
---------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(A)
Gross expenses prior to expense
 waiver/reimbursement                                    1.42%(b)          1.91%       1.80%        1.60%(b)
---------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(c)                                 1.42%(b)          1.43%       1.46%        1.60%(b)
---------------------------------------------------------------------------------------------------------
Net investment income (loss)                             (.88%)(b)         (.85%)     (1.02%)      (1.11%)(b)
---------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)                    $--               $--         $--          $--
---------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                   148%              133%        122%         119%
---------------------------------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.



--------------------------------------------------------------------------------
        RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  25

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

                                                   SIX MONTHS ENDED                        YEAR ENDED MARCH 31,
CLASS R4                                            SEPT. 30, 2009       -------------------------------------------------------
PER SHARE DATA                                        (UNAUDITED)          2009        2008        2007        2006        2005
Net asset value, beginning of period                     $2.29             $3.94       $5.02       $5.46       $4.22       $4.40
--------------------------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                              (.01)             (.02)       (.05)       (.05)       (.05)       (.05)
Net gains (losses) (both realized
 and unrealized)                                           .85             (1.63)       (.18)        .02        1.32        (.13)
--------------------------------------------------------------------------------------------------------------------------------
Total from investment operations                           .84             (1.65)       (.23)       (.03)       1.27        (.18)
--------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                           --                --        (.78)       (.41)       (.03)         --
Tax return of capital                                       --                --        (.07)         --          --          --
--------------------------------------------------------------------------------------------------------------------------------
Total distributions                                         --                --        (.85)       (.41)       (.03)         --
--------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                           $3.13             $2.29       $3.94       $5.02       $5.46       $4.22
--------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                            36.68%           (41.88%)     (6.52%)      (.04%)     30.08%      (4.09%)
--------------------------------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(A)
Gross expenses prior to expense
 waiver/reimbursement                                    1.17%(b)          1.64%       1.53%       1.55%       1.53%       1.44%
--------------------------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(c)                                 1.15%(b)          1.18%       1.38%       1.47%       1.48%       1.44%
--------------------------------------------------------------------------------------------------------------------------------
Net investment income (loss)                             (.64%)(b)         (.60%)      (.95%)     (1.04%)     (1.03%)     (1.11%)
--------------------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)                    $--               $--         $--         $--         $--         $--
--------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                   148%              133%        122%        119%        152%        153%
--------------------------------------------------------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.



--------------------------------------------------------------------------------
26  RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

                                                   SIX MONTHS ENDED            YEAR ENDED MARCH 31,
CLASS R5                                            SEPT. 30, 2009       --------------------------------
PER SHARE DATA                                        (UNAUDITED)          2009        2008       2007(d)
Net asset value, beginning of period                     $2.30             $3.95       $5.03       $5.26
---------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                               .00(e)           (.02)       (.04)       (.04)
Net gains (losses) (both realized
 and unrealized)                                           .86             (1.63)       (.19)        .22
---------------------------------------------------------------------------------------------------------
Total from investment operations                           .86             (1.65)       (.23)        .18
---------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                           --                --        (.78)       (.41)
Tax return of capital                                       --                --        (.07)         --
---------------------------------------------------------------------------------------------------------
Total distributions                                         --                --        (.85)       (.41)
---------------------------------------------------------------------------------------------------------
Net asset value, end of period                           $3.16             $2.30       $3.95       $5.03
---------------------------------------------------------------------------------------------------------
TOTAL RETURN                                            37.39%           (41.77%)     (6.54%)      3.95%
---------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(A)
Gross expenses prior to expense
 waiver/reimbursement                                     .89%(b)          1.40%       1.29%       1.12%(b)
---------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(c)                                  .89%(b)          1.19%       1.22%       1.12%(b)
---------------------------------------------------------------------------------------------------------
Net investment income (loss)                             (.34%)(b)         (.61%)      (.78%)      (.62%)(b)
---------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)                    $--               $--         $--         $--
---------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                   148%              133%        122%        119%
---------------------------------------------------------------------------------------------------------


NOTES TO FINANCIAL HIGHLIGHTS
(a) Expense ratios include the impact of a performance incentive adjustment, if any. In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(b) Annualized.
(c) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(d) For the period from Dec. 11, 2006 (inception date) to March 31, 2007.
(e) Rounds to zero.

The accompanying Notes to Financial Statements are an intergral part of this statement.


--------------------------------------------------------------------------------
        RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  27

NOTES TO FINANCIAL STATEMENTS --------------------------------------------------
(UNAUDITED AS TO SEPT. 30, 2009)

1. ORGANIZATION

RiverSource Partners Small Cap Growth Fund (the Fund) is a series of RiverSource Strategy Series, Inc. and is registered under the Investment Company Act of 1940, as amended (the 1940 Act) as a diversified, open-end management investment company. RiverSource Strategy Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Fund's Board of Directors (the Board). The Fund invests primarily in equity securities of companies with market capitalizations, at the time of investment, of up to $2 billion, or that fall within the range of the Russell 2000(R) Growth Index.

The Fund offers Class A, Class B, Class C, Class I, Class R2, Class R3, Class R4 and Class R5 shares.

- Class A shares are offered with a front-end sales charge, which may be waived under certain circumstances.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares one month after the completion of the eighth year of ownership if originally purchased in a RiverSource fund on or after May 21, 2005 or originally purchased in a Seligman fund on or after June 13, 2009. Class B shares originally purchased in a RiverSource fund prior to May 21, 2005 will convert to Class A shares in the ninth calendar year of ownership. Class B shares originally purchased in a Seligman fund prior to June 13, 2009 will convert to Class A shares in the month prior to the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I, Class R2, Class R3, Class R4 and Class R5 shares are offered without a front-end sales charge or CDSC to qualifying institutional investors.

At Sept. 30, 2009, RiverSource Investments, LLC (RiverSource Investments or the Investment Manager) and affiliated funds-of-funds in the RiverSource Family of Funds owned 100% of Class I shares, and the Investment Manager owned 100% of Class R2, Class R3 and Class R5 shares. At Sept. 30, 2009, the Investment Manager and affiliated funds-of-funds in the RiverSource Family of Funds owned approximately 38% of the total outstanding Fund shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration services fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.


--------------------------------------------------------------------------------
28  RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ADOPTION OF NEW ACCOUNTING STANDARD
In June 2009, the Financial Accounting Standards Board (FASB) established the FASB Accounting Standards Codification(TM) (Codification) as the single source of authoritative accounting principles recognized by the FASB in the preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP). The Codification supersedes existing non-grandfathered, non-SEC accounting and reporting standards. The Codification did not change GAAP but rather organized it into a hierarchy where all guidance within the Codification carries an equal level of authority. The Codification became effective for financial statements issued for interim and annual periods ending after Sept. 15, 2009. The Codification did not have a material effect on the Fund's financial statements.

USE OF ESTIMATES
Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES
All securities are valued at the close of business of the New York Stock Exchange (NYSE). Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued by an independent pricing service using an evaluated bid. When market quotes are not readily available, the pricing service, in determining fair values of debt securities, takes into consideration such factors as current quotations by broker/dealers, coupon, maturity, quality, type of issue, trading characteristics, and other yield and risk factors it deems relevant in determining valuations. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign securities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time.

Many securities markets and exchanges outside the U.S. close prior to the close of the NYSE and therefore the closing prices for securities in such markets or on

--------------------------------------------------------------------------------
        RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  29

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


such exchanges may not fully reflect events that occur after such close but before the close of the NYSE, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial, Inc. (Ameriprise Financial), parent company of the Investment Manager, as administrator to the Fund, will fair value foreign securities pursuant to procedures adopted by the Board, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the NYSE.

Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates. Typically, those maturing in 60 days or less that originally had maturities of more than 60 days at acquisition date are valued at amortized cost using the market value on the 61st day before maturity. Short-term securities maturing in 60 days or less at acquisition date are valued at amortized cost. Amortized cost is an approximation of market value. Investments in money market funds are valued at net asset value.

FOREIGN CURRENCY TRANSLATIONS
Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the Statement of Operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

ILLIQUID SECURITIES
At Sept. 30, 2009, investments in securities included issues that are illiquid which the Fund currently limits to 15% of net assets, at market value, at the time of purchase. The aggregate value of such securities at Sept. 30, 2009 was $82 representing less than 0.01% of net assets. Certain illiquid securities may be valued, in good faith, by management at fair value according to procedures approved by the Board. According to Board guidelines, certain unregistered securities are determined to be liquid and are not included within the 15% limitation specified above. Assets are liquid if they can be sold or disposed of in

--------------------------------------------------------------------------------
30  RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


the ordinary course of business within seven days at approximately the value at which the asset is valued by the Fund.

GUARANTEES AND INDEMNIFICATIONS
Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES
The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income (which includes net short-term capital gains) to shareholders. No provision for income or excise taxes is thus required.

Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally, the tax authorities can examine all the tax returns filed for the last three years.

DIVIDENDS TO SHAREHOLDERS
An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

OTHER
Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

3. EXPENSES AND SALES CHARGES

INVESTMENT MANAGEMENT SERVICES FEES
Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is an annual fee that is equal to a percentage of the Fund's average daily net assets that declines from 0.92% to 0.795% as the Fund's net assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment determined monthly by measuring the percentage difference over a rolling

--------------------------------------------------------------------------------
        RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  31

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

12-month period between the annualized performance of one Class A share of the Fund and the annualized performance of the Lipper Small-Cap Growth Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment decreased the management fee by $67,889 for the six months ended Sept. 30, 2009. The management fee for the six months ended Sept. 30, 2009 was 0.78% of the Fund's average daily net assets, including the adjustment under the terms of the performance incentive arrangement.

SUBADVISORY AGREEMENTS
The Investment Manager had Subadvisory Agreements with Turner Investment Partners, Inc., UBS Global Asset Management (Americas) Inc., Essex Investment Management Company, LLC and Federated MDTA, LLC, each of which subadvised a portion of the assets of the Fund. Effective Aug. 7, 2009, these subadvisory agreements were terminated. Since Aug. 10, 2009, RiverSource Investments has solely managed the Fund. Prior to Aug. 10, 2009, new investments in the Fund, net of any redemptions, were allocated in accordance with the Investment Manager's determination of the allocation that was in the best interest of the Fund's shareholders. Each subadviser's proportionate share of investments in the Fund would vary due to market fluctuations. The Investment Manager had contracts with and compensated each subadviser to manage the investment of the Fund's assets.

ADMINISTRATIVE SERVICES FEES
Under an Administrative Services Agreement, the Fund pays Ameriprise Financial an annual fee for administration and accounting services equal to a percentage of the Fund's average daily net assets that declines from 0.08% to 0.05% as the Fund's net assets increase. The fee for the six months ended Sept. 30, 2009 was 0.08% of the Fund's average daily net assets.

OTHER FEES
Other expenses are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board. For the six months ended Sept. 30, 2009, other expenses paid to this company were $196.

COMPENSATION OF BOARD MEMBERS
Under a Deferred Compensation Plan (the Plan), the board members who are not "interested persons" of the Fund under the 1940 Act may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts

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32  RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


had been invested in shares of the Fund or other funds in the RiverSource Family of Funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the funds until distributed in accordance with the Plan.

TRANSFER AGENCY FEES
Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains Fund shareholder accounts and records and provides Fund shareholder services. The Fund pays the Transfer Agent an annual account-based fee at a rate equal to $19.50 for Class A, $20.50 for Class B and $20.00 for Class C for this service. The Transfer Agent also charges an annual fee of $3 per account serviced directly by the Fund or its designated agent for Class A, Class B and Class C shares. The Fund also pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R2, Class R3, Class R4 and Class R5 shares. The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for the 12 month period from the date the account becomes inactive. These fees are included in the transfer agency fees in the Statement of Operations.

PLAN ADMINISTRATION SERVICES FEES
Under a Plan Administration Services Agreement with the Transfer Agent, the Fund pays an annual fee at a rate of 0.25% of the Fund's average daily net assets attributable to Class R2, Class R3 and Class R4 shares for the provision of various administrative, recordkeeping, communication and educational services.

DISTRIBUTION FEES
The Fund has an agreement with RiverSource Fund Distributors, Inc. (the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A and Class R3 shares, a fee at an annual rate of up to 0.50% of the Fund's average daily net assets attributable to Class R2 shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares. For Class B and Class C shares, of the 1.00% fee, up to 0.75% is reimbursed for distribution expenses.

The amount of distribution expenses incurred by the Distributor and not yet reimbursed (unreimbursed expense) was approximately $458,000 and $27,000 for Class B and Class C shares, respectively. These amounts are based on the most recent information available as of July 31, 2009, and may be recovered from future payments under the distribution plan or CDSC. To the extent the unreimbursed expense has been fully recovered, the distribution fee is reduced.


--------------------------------------------------------------------------------
        RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  33

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

SALES CHARGES
Sales charges, including front-end and CDSCs, received by the Distributor for distributing Fund shares were $29,151 for Class A, $4,134 for Class B and $185 for Class C for the six months ended Sept. 30, 2009.

EXPENSES WAIVED/REIMBURSED BY THE INVESTMENT MANAGER AND ITS AFFILIATES
For the six months ended Sept. 30, 2009, the Investment Manager and its affiliates waived/reimbursed certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*), including the adjustment under the terms of a performance incentive arrangement, were as follows:

Class A.............................................  1.42%
Class B.............................................  2.21
Class C.............................................  2.18
Class I.............................................  0.88
Class R4............................................  1.15


The waived/reimbursed fees and expenses for the transfer agency fees and other fees at the class level were as follows:

Class A...........................................  $57,386
Class B...........................................   16,804
Class C...........................................    2,473
Class I...........................................        6
Class R4..........................................    1,865


Under an agreement which was effective until Aug. 9, 2009, the Investment Manager and its affiliates contractually agreed to waive certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*), before giving effect to any performance incentive adjustment, would not exceed the following percentage of the class' average daily net assets:

Class A.............................................  1.61%
Class B.............................................  2.39
Class C.............................................  2.38
Class I.............................................  1.16
Class R2............................................  1.96
Class R3............................................  1.71
Class R4............................................  1.46
Class R5............................................  1.21


Effective Aug. 10, 2009, the Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses until May 31, 2010, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds*), before giving effect to any

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34  RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


performance incentive adjustment, will not exceed the following percentage of the class' average daily net assets:

Class A.............................................  1.51%
Class B.............................................  2.29
Class C.............................................  2.28
Class I.............................................  1.06
Class R2............................................  1.86
Class R3............................................  1.61
Class R4............................................  1.36
Class R5............................................  1.11


* In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

4. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $138,425,751 and $144,578,316, respectively, for six months ended Sept. 30, 2009. Realized gains and losses are determined on an identified cost basis.

Brokerage commissions paid to brokers affiliated with the subadvisers were $32 for the six months ended Sept. 30, 2009.

5. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the periods indicated are as follows:

                                      SIX MONTHS ENDED    YEAR ENDED
                                       SEPT. 30, 2009   MARCH 31, 2009
----------------------------------------------------------------------
CLASS A
Sold                                        691,251        2,721,472
Converted from Class B shares*              861,878          400,006
Redeemed                                 (2,415,960)      (7,932,968)
----------------------------------------------------------------------
Net increase (decrease)                    (862,831)      (4,811,490)
----------------------------------------------------------------------

CLASS B
Sold                                        127,005          340,002
Converted to Class A shares*               (936,401)        (430,090)
Redeemed                                   (671,752)      (2,434,889)
----------------------------------------------------------------------
Net increase (decrease)                  (1,481,148)      (2,524,977)

----------------------------------------------------------------------


--------------------------------------------------------------------------------
        RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  35

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

                                      SIX MONTHS ENDED    YEAR ENDED
                                       SEPT. 30, 2009   MARCH 31, 2009
----------------------------------------------------------------------
CLASS C
Sold                                         48,681          114,471
Redeemed                                    (90,585)        (274,350)
----------------------------------------------------------------------
Net increase (decrease)                     (41,904)        (159,879)
----------------------------------------------------------------------

CLASS I
Sold                                        676,320        4,968,266
Redeemed                                   (863,413)      (4,795,248)
----------------------------------------------------------------------
Net increase (decrease)                    (187,093)         173,018
----------------------------------------------------------------------

CLASS R4
Sold                                         26,507           13,994
Redeemed                                     (6,615)         (15,751)
----------------------------------------------------------------------
Net increase (decrease)                      19,892           (1,757)
----------------------------------------------------------------------


* Automatic conversion of Class B shares to Class A shares based on the original purchase date.

Certain line items from prior year have been renamed to conform to the current year presentation.

6. LENDING OF PORTFOLIO SECURITIES

The Fund has entered into a Master Securities Lending Agreement (the Agreement) with JPMorgan Chase Bank, National Association (JPMorgan). The Agreement authorizes JPMorgan as lending agent to lend securities to authorized borrowers in order to generate additional income on behalf of the Fund. Pursuant to the Agreement, the securities loaned are secured by cash or U.S. government securities equal to at least 100% of the market value of the loaned securities. Any additional collateral required to maintain those levels due to market fluctuations of the loaned securities is delivered the following business day. Cash collateral received is invested by the lending agent on behalf of the Fund into authorized investments pursuant to the Agreement. The investments made with the cash collateral are listed in the Portfolio of Investments. The values of such investments and any uninvested cash collateral balance are disclosed in the Statement of Assets and Liabilities along with the related obligation to return the collateral upon the return of the securities loaned. At Sept. 30, 2009, securities valued at $27,894,604 were on loan, secured by cash collateral of $28,659,404 invested in short-term securities or in cash equivalents.

Risks of delay in recovery of securities or even loss of rights in the securities may occur should the borrower of the securities fail financially. Risks may also arise to the extent that the value of the securities loaned increases above the

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36  RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT

--------------------------------------------------------------------------------



value of the collateral received. JPMorgan will indemnify the Fund from losses resulting from a borrower's failure to return a loaned security when due. Such indemnification does not extend to losses associated with declines in the value of cash collateral investments. Loans are subject to termination by the Fund or the borrower at any time, and are, therefore, not considered to be illiquid investments.

Pursuant to the Agreement, the Fund receives income for lending its securities either in the form of fees or by earning interest on invested cash collateral, net of negotiated rebates paid to borrowers and fees paid to the lending agent for services provided and any other securities lending expenses. Income of $99,293 earned from securities lending for the six months ended Sept. 30, 2009 is included in the Statement of Operations. The Fund also continues to earn interest and dividends on the securities loaned.

7. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the funds in the RiverSource Family of Funds and other institutional clients of RiverSource Investments. The cost of the Fund's purchases and proceeds from sales of shares of RiverSource Short-Term Cash Fund aggregated $42,633,199 and $43,264,290, respectively, for the six months ended Sept. 30, 2009. The income distributions received with respect to the Fund's investment in RiverSource Short-Term Cash Fund can be found in the Statement of Operations and the Fund's invested balance in RiverSource Short-Term Cash Fund at Sept. 30, 2009, can be found in the Portfolio of Investments.

8. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks led by JPMorgan Chase Bank, N.A. (the Administrative Agent), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 15, 2009, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the Fund and certain other funds in the RiverSource Family of Funds, severally and not jointly, permits collective borrowings up to $300 million. The borrowers shall have the right, upon written notice to the Administrative Agent to request an increase of up to $200 million in the aggregate amount of the credit facility from new or existing lenders, provided that the aggregate amount of the credit facility shall at no time exceed $500 million. Participation in such increase by any existing lender shall be at such lender's sole discretion. Interest is charged to each Fund based on its

--------------------------------------------------------------------------------
        RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  37

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


borrowings at a rate equal to the sum of the federal funds rate plus (A) 1.25% per annum plus (B) if one-month LIBOR exceeds the federal funds rate, the amount of such excess. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.10% per annum, in addition to an upfront fee equal to its pro rata share of 0.04% of the amount of the credit facility. Prior to Oct. 15, 2009, the credit facility agreement, which was a collective agreement between the Fund and certain other funds in the RiverSource Family of Funds, severally and not jointly, permitted collective borrowings up to $475 million. Interest was charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.75%. The Fund also paid a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum, in addition to an upfront fee equal to its pro rata share of 0.02% of the amount of the credit facility. The Fund had no borrowings during the six months ended Sept. 30, 2009.

9. FEDERAL TAX INFORMATION

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of re-characterization of real estate investment trust (REIT) distributions, post-October losses and losses deferred due to wash sales. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

For federal income tax purposes, the Fund has a capital loss carry-over of $12,606,381 at March 31, 2009 that if not offset by capital gains will expire in 2017.

Because the measurement periods for a regulated investment company's income are different for excise tax purposes versus income tax purposes, special rules are in place to protect the amount of earnings and profits needed to support excise tax distributions. As a result, the Fund is permitted to treat net capital losses realized between Nov. 1, 2008 and its fiscal year end (post-October loss) as occurring on the first day of the following tax year. At March 31, 2009, the Fund had a post-October loss of $33,446,382 that is treated for income tax purposes as occurring on April 1, 2009.

It is unlikely the Board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires. There

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38  RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT

--------------------------------------------------------------------------------



is no assurance that the Fund will be able to utilize all of its capital loss carry-over before it expires.

10. SUBSEQUENT EVENTS

Management has evaluated Fund related events and transactions that occurred during the period from the date of the Statement of Assets and Liabilities through Nov. 21, 2009, the date of issuance of the Fund's financial statements. There were no events or transactions that occurred during the period that materially impacted the amounts or disclosures in the Fund's financial statements, other than as noted below.

The Board of Directors of RiverSource Partners Small Cap Growth Fund has approved in principle the proposed merger of the Fund into Seligman Frontier Fund. At a Special Meeting of Shareholders scheduled to be held during the first quarter of 2010, shareholders will vote on the proposal.

11. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc. was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company (now known as RiverSource) mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota (the District Court). In response to defendants' motion to dismiss the complaint, the District Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals (the Eighth Circuit) on August 8, 2007. On April 8, 2009, the Eighth Circuit reversed summary judgment and remanded to the District Court for further proceedings. On August 6, 2009, defendants filed a writ of certiorari with the U.S. Supreme Court, asking the U.S. Supreme Court to stay the District Court proceedings while the U.S. Supreme Court considers and rules in a case captioned Jones v.

--------------------------------------------------------------------------------
        RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  39

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


Harris Associates, which involves issues of law similar to those presented in the Gallus case.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

On November 7, 2008, RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc., acquired J. & W. Seligman & Co. Incorporated (Seligman). In late 2003, Seligman conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies managed by Seligman (the Seligman Funds); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York (NYAG).

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, Inc. (now known as RiverSource Fund Distributors, Inc.), Seligman Data Corp. and Brian T. Zino (collectively, the Seligman Parties), alleging, in substance, that the Seligman Parties permitted various persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by Seligman was and had been misleading. The NYAG included other

--------------------------------------------------------------------------------
40  RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT

--------------------------------------------------------------------------------



related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. On March 13, 2009, without admitting or denying any violations of law or wrongdoing, the Seligman Parties entered into a stipulation of settlement with the NYAG and settled the claims made by the NYAG. Under the terms of the settlement, Seligman paid $11.3 million to four Seligman Funds. This settlement resolved all outstanding matters between the Seligman Parties and the NYAG. In addition to the foregoing matter, the New York staff of the SEC indicated in September 2005 that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and Seligman Advisors, Inc. relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds. There have been no further developments with the SEC on this matter.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.


--------------------------------------------------------------------------------
        RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  41

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT ----------------------------------------------------------------------

RiverSource Investments, LLC ("RiverSource Investments" or the "investment manager"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), serves as the investment manager to the Fund. Under an investment management services agreement (the "IMS Agreement"), RiverSource Investments provides investment advice and other services to the Fund and all funds in the RiverSource Family of Funds (collectively, the "Funds"). In addition, under the subadvisory agreements (the "Subadvisory Agreements") between RiverSource Investments and each subadviser (collectively, the "Subadvisers"), the Subadvisers perform portfolio management and related services for the Fund.

On an annual basis, the Fund's Board of Directors (the "Board"), including the independent Board members (the "Independent Directors"), considers renewal of each of the IMS Agreement and the Subadvisory Agreements (together, the "Advisory Agreements"). RiverSource Investments prepared detailed reports for the Board and its Contracts Committee in March and April 2009, including reports based on data provided by independent organizations to assist the Board in making these determinations. In addition, throughout the year, the Board (or its committees) reviews information prepared by RiverSource Investments addressing the services RiverSource Investments provides and Fund performance. The Board accords particular weight to the work, deliberations and conclusions of the Contracts, Investment Review and Compliance Committees in determining whether to continue the Advisory Agreements. At the April 7-8, 2009 in-person Board meeting, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of advisory and subadvisory agreements and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved renewal of the Advisory Agreements.

Nature, Extent and Quality of Services Provided by RiverSource Investments and the Subadvisers: The Board analyzed various reports and presentations it had received detailing the services performed by RiverSource Investments and the Subadvisers, as well as their expertise, resources and capabilities. The Board specifically considered many developments during the past year concerning the services provided by RiverSource Investments, including, in particular, the continued investment in, and resources dedicated to, the Fund's operations, most notably, the large investment made in the acquisition of J. & W. Seligman & Co. Incorporated, including its portfolio management operations, personnel and infrastructure (including the addition of two new offices in New York City and Palo Alto). Further, in connection with the Board's evaluation of the overall package of services provided by RiverSource Investments, the Board considered

--------------------------------------------------------------------------------
42  RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


the quality of the administrative and transfer agency services provided by RiverSource Investments' affiliates to the Fund. The Board also reviewed the financial condition of RiverSource Investments (and its affiliates) and each Subadviser, and each entity's ability to carry out its responsibilities under the Advisory Agreements. Further, the Board considered RiverSource Investments' ability to retain key personnel and its expectations in this regard. The Board also discussed the acceptability of the terms of the Advisory Agreements (including the relatively broad scope of services required to be performed by RiverSource Investments). The Board concluded that the services being performed under the Advisory Agreements were of a reasonably high quality, particularly in light of recent market conditions.

Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board concluded that RiverSource Investments, its affiliates and each of the Subadvisers were in a position to continue to provide a high quality and level of services to the Fund.

Investment Performance: For purposes of evaluating the nature, extent and quality of services provided under the Advisory Agreements, the Board carefully reviewed the investment performance of the Fund. In this regard, the Board considered: (i) detailed reports containing data prepared by an independent organization showing, for various periods, the performance of the Fund, the performance of a benchmark index, the percentage ranking of the Fund among its comparison group and the net assets of the Fund; and (ii) a report detailing the Fund's performance over various periods, recent Fund inflows (and outflows) and a comparison of the Fund's net assets from December 2007 to December 2008. The Board observed that the Fund's investment performance was appropriate in light of the particular management style and the exceptionally challenging market conditions involved. Additionally, the Board reviewed the performance of each of the Subadvisers and RiverSource Investments' processes for monitoring the Subadvisers. The Board considered, in particular, management's rationale for recommending the continued retention of each Subadviser.

Comparative Fees, Costs of Services Provided and the Profits Realized By RiverSource Investments and its Affiliates from their Relationships with the
Fund: The Board reviewed comparative fees and the costs of services to be provided under the Advisory Agreements. The Board members considered detailed comparative information set forth in an annual report on fees and expenses, including, among other things, data (prepared by an independent organization) showing a comparison of the Fund's expenses with median expenses paid by

--------------------------------------------------------------------------------
        RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  43

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT (continued) ----------------------------------------------------------


funds in its peer group, as well as data showing the Fund's contribution to RiverSource Investments' profitability.

The Board accorded particular weight to the notion that the level of fees should reflect a rational pricing model applied consistently across the various product lines in the Funds' family, while assuring that the overall fees for each fund are generally in line with the "pricing philosophy" (i.e., that the total expense ratio of each fund (excluding the effect of a performance incentive adjustment, if applicable), with few exceptions, is at or below the median expense ratio of funds in the same comparison group). The Board observed, however, that because the Fund is managed by Subadvisers, the fees applicable to the Fund may be higher than the median, and thus, fall outside of the pricing philosophy, due to differences in the Fund's potential economies of scale, the costs of operation and its capacity constraints. The Board also considered the Fund's performance incentive adjustment and noted its continued appropriateness.

The Board also considered the expected profitability of RiverSource Investments and its affiliates in connection with RiverSource Investments providing investment management services to the Fund. In this regard, the Board referred to a detailed profitability report, discussing the profitability to RiverSource Investments and Ameriprise Financial from managing and operating the Fund, including data showing comparative profitability over the past two years. The Board also considered the services acquired by the investment manager through the use of commission dollars paid by the Funds on portfolio transactions. The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. The Board concluded that profitability levels were reasonable.

Economies of Scale to be Realized: The Board also considered the economies of scale that might be realized by RiverSource Investments as the Fund grows and took note of the extent to which Fund shareholders might also benefit from such growth. The Board considered that the IMS Agreement provides for lower fees as assets increase at pre-established breakpoints and concluded that the IMS Agreement satisfactorily provided for sharing these economies of scale.

Based on the foregoing, the Board, including all of the Independent Directors, concluded that the investment management service fees and subadvisory fees were fair and reasonable in light of the extent and quality of services provided. In reaching this conclusion, no single factor was determinative. On April 8, 2009, the Board, including all of the Independent Directors, approved the renewal of the Advisory Agreements for an additional annual period.


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44  RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT

PROXY VOTING -------------------------------------------------------------------

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling the RiverSource Family of Funds at 1(800) 221-2450; contacting your financial intermediary; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.


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        RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND -- 2009 SEMIANNUAL REPORT  45

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RIVERSOURCE PARTNERS SMALL CAP GROWTH FUND
734 Ameriprise Financial Center
Minneapolis, MN 55474

RIVERSOURCE.COM/FUNDS


                                This report must be accompanied or preceded by the Fund's
                                current prospectus. RiverSource(R) mutual funds are
                                distributed by RiverSource Fund Distributors, Inc., Member
                                FINRA, and managed by RiverSource Investments, LLC.
                                RiverSource is part of Ameriprise Financial, Inc.
(RIVERSOURCE INVESTMENTS LOGO)  (C)2009 RiverSource Investments, LLC.                             S-6302 K (11/09)